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                                                                    Exhibit 4(o)




                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of March 23, 1998

                                       TO

                                    INDENTURE

                           Dated as of March 23, 1998

                            -------------------------


                       PIONEER-STANDARD ELECTRONICS, INC.

                                       TO

                            WILMINGTON TRUST COMPANY

                                   AS TRUSTEE

                           --------------------------

           Series A 6 3/4% Junior Convertible Subordinated Debentures,
                               due March 31, 2028

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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

      ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.1  Definitions       2
SECTION 1.2  Effect of Headings and Table of Contents         6
SECTION 1.3  Successors and Assigns 6
SECTION 1.4  Separability Clause    6
SECTION 1.5  Benefits of First Supplemental Indenture         7
SECTION 1.6  Governing Law 7

              ARTICLE 2 GENERAL TERMS OF THE SERIES A DEBENTURES
SECTION 2.1  Title; Stated Maturity; Interest        7
SECTION 2.2  Deferrals of Interest Payment Dates     8
SECTION 2.3  Mandatory Redemption   9
SECTION 2.4  Optional Redemption    9
SECTION 2.5  Transfer      9
SECTION 2.6  Exchange of Trust Securities for Debentures      9
SECTION 2.7  Registration Rights    10

                    ARTICLE 3 FORM OF A SERIES A DEBENTURE

SECTION 3.1  Forms Generally        10
SECTION 3.2  Form of Face of Series A Debenture.     11
SECTION 3.3  Form of Reverse of Series A Debenture   11
SECTION 3.4  Initial Issuance to Property Trustee    20

                      ARTICLE 4 CONVERSION OF DEBENTURES
SECTION 4.1  Conversion Rights      20
SECTION 4.2  Conversion Procedures  20
SECTION 4.3  Expiration of Conversion Rights         24
SECTION 4.4  Conversion Price Adjustments   24
SECTION  4.5 Fundamental Change     28
SECTION 4.6  Notice of Adjustments of Conversion Price        30
SECTION 4.7  Prior Notice of Certain Events 30
SECTION 4.8  Certain Additional Rights      31
SECTION 4.9  Restrictions on Company Common Stock Issuable Upon Conversion   31
SECTION 4.10 Trustee Not Responsible for Determining Conversion Price or
Adjustments       32

                    ARTICLE 5 SUBORDINATION OF DEBENTURES
SECTION 5.1  Debentures Subordinate to Senior Debt   32
SECTION 5.2  Payment Over of Proceeds Upon Dissolution, Etc.  32
SECTION 5.3  Prior Payment to Senior Debt upon Acceleration of Debentures    34
SECTION 5.4  No Payment When Senior Debt in Default  34
SECTION 5.5  Payment Permitted If No Default         35
SECTION 5.6  Subrogation to Rights of Holders of Senior Debt  35
SECTION 5.7  Provisions Solely to Define Relative Rights      35
SECTION 5.8  Trustee to Effectuate Subordination     36
SECTION 5.9  No Waiver of Subordination Provisions   36
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SECTION 5.10  Notice to Trustee     36
SECTION 5.11  Reliance on Judicial Order or Certificate of
Liquidating Agent    36
SECTION 5.12  Trustee Not Fiduciary for Holders of Senior Debt         36
SECTION 5.13  Rights of Trustee as Holder of Senior Debt; Preservation of
Trustee's Rights       36
SECTION 5.14  Article Applicable to Paying Agents    37
SECTION 5.15  Certain Conversions or Exchanges Deemed Payment 37

                      ARTICLE 6 MISCELLANEOUS PROVISIONS
SECTION 6.1  Ratification of Indenture      37
SECTION 6.2  Counterparts  37

ANNEX A      Form of Trust Agreement

ANNEX B      Form of Amended and Restated Trust Agreement



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         FIRST SUPPLEMENTAL INDENTURE, dated as of March 23, 1998 (the "First
Supplemental Indenture"), between Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), and Wilmington Trust Company, as trustee (the "Trustee") under the Junior Subordinated Indenture dated as of March 23, 1998, from the Company to the Trustee (the "Indenture").

                                    RECITALS

         WHEREAS, the Company has executed and delivered the Indenture to the Trustee in order to provide for the future issuance of its junior subordinated debentures (the "Debentures"), such Debentures to be issued from time to time in one or more series as may be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered thereunder as provided in the Indenture;

         WHEREAS, Pioneer-Standard Financial Trust, a statutory business trust created under the laws of the State of Delaware (the "Series A Trust"), may pursuant to the Purchase Agreement, dated March 18, 1998, among the Company, the Series A Trust and the Initial Purchasers named therein, issue $125,000,000 aggregate liquidation amount of its 6 3/4% Convertible Trust Preferred Securities (the "Series A Preferred Securities") with a liquidation amount of $50 per Series A Preferred Security, plus up to $18,750,000 aggregate liquidation amount of its Series A Preferred Securities in the event the over-allotment option contained in the Purchase Agreement is exercised;

         WHEREAS, the Company is guaranteeing (the "Guarantee") the payment of distributions on the Series A Preferred Securities, the payment of the Redemption Price and the payment on liquidation with respect to the Series A Preferred Securities, to the extent provided in the Guarantee Agreement of even date herewith between the Company and Wilmington Trust Company, as guarantee trustee, for the benefit of the holders of the Series A Preferred Securities;

         WHEREAS, the Company wishes to sell to the Series A Trust, and the Series A Trust wishes to purchase from the Company, Series A Debentures (as defined below) in an aggregate principal amount equal to $128,900,000, plus Series A Debentures in an additional aggregate principal amount up to $19,300,000 in the event the over-allotment option contained in the Purchase Agreement is exercised, and in satisfaction of the purchase price for such Series A Debentures, the administrative trustees of the Series A Trust, on behalf of the Series A Trust, wish to (i) execute and deliver to the Company Common Securities certificates evidencing an ownership interest in the Series A Trust, registered in the name of the Company, having an aggregate liquidation amount of $3,900,000 (plus Common Securities Certificates having an additional aggregate liquidation amount up to $550,000 in the event the over-allotment option contained in the Purchase Agreement is exercised) and (ii) deliver to the Company the sum of $125,000,000 (plus an additional amount up to $18,750,000 in the event the over-allotment option contained in the Purchase Agreement is exercised);

         WHEREAS, the Company has duly authorized the creation of an issue of its Series A 6 3/4% Junior ConvertibLe Subordinated Debentures, due March 31, 2028 (the "Series A Debentures"), of the tenor and amount hereinafter set forth, and to provide

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therefor the Company has duly authorized the execution and delivery of this
First Supplemental Indenture; and

         WHEREAS, all things necessary to make the Series A Debentures, when executed by the Company, authenticated by the Trustee and delivered pursuant to the terms of this First Supplemental Indenture and the Indenture, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, each in accordance with its terms, have been done.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Series A Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Series A Debentures as follows:


                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


         SECTION 1.1 Definitions. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (b) all terms used but not otherwise defined herein which are defined in the Indenture have the meanings assigned to them therein;

                  (c) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (d) all accounting terms not otherwise defined herein or in the Indenture have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation; and

                  (e) the words "HEREIN" and "HEREUNDER" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

         "APPLICABLE PRICE" means (i) in the case of a Non-Stock Fundamental Change in which the holders of Company Common Stock receive only cash, the amount of cash received by the holder of one share of Company Common Stock and
(ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for Company Common Stock during the ten

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trading days prior to and including the record date for the determination of the holders of Company Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of Company Common Stock shall have the right to receive such securities, cash, or other property, in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in Section 4.4.

         "CLOSING PRICE" means on any day the reported last sale price on such day or, in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on NASDAQ or, if the stock is not quoted or admitted to trading on NASDAQ, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm, selected by the Trustee for that purpose.

         "COMMON STOCK FUNDAMENTAL CHANGE" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors) of the consideration received by holders of Company Common Stock consists of common stock that for each of the ten consecutive trading days prior to the record date for the determination of the holders of Company Common Stock entitled to receive such common stock or, if there is no such record date, the date on which the holders of Company Common Stock shall have the right to receive such common stock, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NASDAQ National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Series A Preferred Securities continue to exist as outstanding Series A Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Series A Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of the Company or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Series A Preferred Securities.

         "COMPANY" has the meaning specified in the first paragraph of this First Supplemental Indenture.

         "CONVERSION AGENT" has the meaning specified in Section 4.2.

         "CONVERSION DATE" has the meaning specified in Section 4.2.

         "CONVERSION PRICE" has the meaning specified in Section 4.1.

         "CURRENT MARKET PRICE" means for any day the last reported sale price, regular way, on such day of Company Common Stock, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on NASDAQ, or, if Company Common Stock is not quoted or admitted to trading on NASDAQ on such day, on the principal national securities exchange on which Company Common Stock is listed or admitted to trading, if Company Common Stock is listed on a national securities exchange, or, if Company Common Stock is not listed or admitted to trading on any such national securities exchange, on the principal quotation system on which Company Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of Company Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

         "DEBENTURES" has the meaning specified in the first recital of this First Supplemental Indenture.

         "DEBT" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person, and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible for or liable, directly or indirectly, as obligor or otherwise.

         "EXPIRATION TIME" has the meaning specified in Section 4.4(e).

         "FUNDAMENTAL CHANGE" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of Company Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise); provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of Company Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon consideration that a holder of Company Common Stock received in such Transaction or event as a result of which more than 50% of Company Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.


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         "GUARANTEE" has the meaning specified in the third recital of this
First Supplemental Indenture.

         "HOLDER" means a Person in whose name a Series A Debenture is registered in the Securities Register.

         "INDENTURE" has the meaning specified in the first paragraph of this First Supplemental Indenture.

         "JUNIOR SUBORDINATED PAYMENT" has the meaning specified in Section 5.2.

         "LIQUIDATED DAMAGES" has the meaning specified in the form of reverse of Series A Debenture set forth in Section 3.3.

         "NASDAQ" means the NASDAQ National Market Quotation System.
         "NON-STOCK FUNDAMENTAL CHANGE" means any Fundamental Change other than a Common Stock Fundamental Change.

         "NOTICE OF CONVERSION" means the notice given by either (a) a Holder to the Conversion Agent directing the Conversion Agent to convert such Series A Debentures into Company Common Stock on behalf of such Holder or (b) a holder of Series A Preferred Securities or Series A Common Securities to the Conversion Agent directing the Conversion Agent to exchange such Series A Preferred Securities or Series A Common Securities, as the case may be, for Series A Debentures and to convert such Series A Debentures into Company Common Stock on behalf of such holder.

         "PROCEEDING" has the meaning specified in Section 5.2.

         "PROPERTY TRUSTEE" means, in respect of the Series A Trust, the commercial bank or trust company identified as the "Property Trustee" in the Trust Agreement, solely in its capacity as Property Trustee of the Series A Trust under the Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

         "PURCHASED SHARES" has the meaning specified in Section 4.4(e).

         "PURCHASER STOCK PRICE" means, with respect to any Common Stock Fundamental Change the average of the Closing Prices for common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the record date for the determination of the holders of Company Common Stock entitled to receive such common stock or if there is no such record date, the date on which the holders of Company Common Stock shall have the right to receive such common stock, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in Section 4.4.

         "REFERENCE DATE" has the meaning specified in Section 4.4(c).

         "REFERENCE MARKET PRICE" initially means $8.33 (which is an amount equal to 66 % of the reported last sale price for Company Common Stock on NASDAQ on March

17, 1998), and in the event of any adjustment of the Conversion Price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price of the Series A Debentures.

         "RESTRICTED PREFERRED SECURITIES" means all Series A Preferred Securities required to bear any restricted securities legend pursuant to the Trust Agreement.

         "RESTRICTED SECURITIES" means all the Series A Debentures required pursuant to Section 3.4 to bear a Restricted Securities Legend.

         "RESTRICTED SECURITIES LEGEND" has the meaning specified in Section 3.4

         "RIGHTS" has the meaning specified in Section 4.2(g).

         "SENIOR DEBT" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of this First Supplemental Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Series A Debentures or to other Debt which is pari passu with, or subordinated to, the Series A Debentures, provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which when incurred and, without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Company, (b) any Debt of the Company to any of its Subsidiaries, (c) Debt to any employee of the Company, (d) any liability for taxes, (e) Debt or other monetary obligations to trade creditors created or assumed by the Company or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services and
(f) the Series A Debentures.

         "SERIES A COMMON SECURITIES" means the 6 3/4% Convertible Trust Common Securities of the Series A Trust, having a liquidation amount of $50 per Series A Common Security.

         "SERIES A DEBENTURES" has the meaning specified in the fifth recital of this First Supplemental Indenture.

         "SERIES A PREFERRED SECURITIES" has the meaning specified in the second recital of this First Supplemental Indenture.

         "SERIES A TRUST" has the meaning specified in the second recital of this First Supplemental Indenture.

         "SERIES A TRUST SECURITY" means any one of the Series A Common Securities or the Series A Preferred Securities.

         "TRANSACTION" has the meaning specified in Section 4.5(a).

         "TRUST AGREEMENT" means the Trust Agreement substantially in the form attached hereto as Annex A, as amended by the form of Amended and Restated Trust Agreement substantially in the form attached hereto as Annex B, as amended from time to time, relating to the Series A Trust.

         "TRUSTEE" has the meaning specified in the first paragraph of this First Supplemental Indenture.

         SECTION 1.2 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.3 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.4 Separability Clause. In case any provision in this First Supplemental Indenture or in the Series A Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.5 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Series A Debentures, express or implied, shall give to any Person, other than the parties thereto, any Paying Agent and their successors and assigns and the Holders of the Series A Debentures, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

         SECTION 1.6 Governing Law. This First Supplemental Indenture and the Series A Debentures shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.


                                    ARTICLE 2
                    GENERAL TERMS OF THE SERIES A DEBENTURES

         SECTION 2.1 Title; Stated Maturity; Interest. The aggregate principal amount of Series A Debentures which may be authenticated and delivered under this First Supplemental Indenture is limited to $148,200,000 except for Series A Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series A Debentures pursuant to Section 3.3, 3.4, 3.5, 3.6, 9.6 or 11.7 of the Indenture.

         The Series A Debentures shall be known and designated as the "Series A 6 3/4% Junior Convertible Subordinated Debentures, due March 31, 2028" of the Company. Their Stated Maturity shall be March 31, 2028, and they shall bear interest at the rate of 6 3/4% per annum, from March 23, 1998 or from the most recent Interest Payment Date on which interest has been paid or duly provided for, payable quarterly (plus Additional

Interest, if any, until the principal thereof is paid or duly provided for or made available for payment), subject to deferral as set forth in Section 2.2, in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1998. Additional Interest will accrue at the rate of 6 3/4% per annum. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date shall be the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

         The principal of and interest on the Series A Debentures shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register; provided further, that for so long as any Series A Debenture is registered in the name of the Property Trustee, payment of principal (including Redemption Price and interest) shall be made by wire transfer in immediately available funds at such place and to such account as may be designated by the Property Trustee.

         The Series A Debentures shall be subordinated in right of payment to Senior Debt as provided in Article 5.

         The Series A Debentures shall be redeemable as provided in Sections 2.3 and 2.4 and in Article 11 of the Indenture.

         SECTION 2.2 Deferrals of Interest Payment Dates. The Company shall have the right, at any time during the term of the Series A Debentures, so long as no Event of Default has occurred and is continuing, from time to time to extend the interest payment period for the Series A Debentures for up to 20 consecutive quarters with respect to each deferral period (each, an "EXTENSION PERIOD") during which periods the Company shall have the right to not make payments of interest (including any Liquidated Damages) on any Interest Payment Date, and at the end of such Extension Period the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest thereon, if any, at the rate specified for the Series A Debentures, to the extent permitted by applicable law), provided, however, that during any such Extension Period, the Company shall not, and shall cause any Subsidiary not to, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Series A Debentures (other than (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made,
(ii) redemptions or purchases of any rights pursuant to the Company's Shareholder Rights Agreement and the declaration of a dividend of such rights or the issuance of Company Common Stock under such agreement in the future, (iii) payments under the Guarantee and any similar guarantees issued by the Company on behalf of the holders of Preferred Securities issued by any trust or other issuer holding Debentures of any series, (iv) purchases of Company Common Stock related to the issuance of Company Common Stock under the Benefits Trust or any of the Company's benefit plans for its directors, officers or employees, (v) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock and (vi) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no such Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Series A Debentures. Upon termination of any Extension Period and the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest, including Additional Interest and Liquidated Damages, if any, shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees of the Series A Trust written notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Series A Preferred Securities (or, if no Series A Preferred Securities are outstanding, for the date interest on the Series A Debentures), would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee (or, if no Series A Preferred Securities are outstanding, the Trustee) is required to give notice to NASDAQ or other applicable self-regulatory organization or to holders of such Series A Preferred Securities (or, if no Series A Preferred Securities are outstanding, to the Holders of the Series A Debentures) of such record date, but in any event not less than one Business Day prior to such record date. Such notice shall specify the period selected.

         The Trustee shall promptly give notice of the Company's selection of such Extension Period to the Holders of the outstanding Series A Debentures and Series A Preferred Securities.

         SECTION 2.3 Mandatory Redemption. The Series A Debentures are not entitled to the benefit of any sinking or like fund. Upon (i) repayment at maturity or (ii) as a result of acceleration upon the occurrence and continuation of an Event of Default, the Company shall redeem the Outstanding Series A Debentures, in whole but not in part, at a Redemption Price equal to 100% of the principal amount of such Series A Debentures plus any accrued and unpaid interest, including any Additional Interest, to the date fixed for redemption.

         SECTION 2.4 Optional Redemption. Except as set forth below, on and after March 31, 2002 and subject to the next succeeding sentence, the Company shall have the right, at any time and from time to time, to redeem the Debentures, in whole or in part, upon notice given as set forth in Section 11.3 of the Indenture during the twelve month periods beginning on March 31 in each of the following years at the indicated Redemption Price (expressed as a percentage of the principal amount of the Series A Debentures being redeemed), together with any accrued but unpaid interest on the portion being redeemed:

                       Redemption Price                                                 Redemption Price
Year               (%) of Principal Amount)                      Year                (% of Principal Amount)
------------------------------------------------------------------------------------------------------------

2002.............              104.050%                          2006.............                 101.350%

2003.............              103.375%                          2007.............                 100.675%

2004.............              102.700%                          2008 and thereafter               100.000%

2005.............              102.025%


         The Company may not redeem the Series A Debentures in part unless all accrued and unpaid interest has been paid in full on all Outstanding Series A Debentures for all quarterly interest periods terminating on or prior to the giving of notice of the Redemption Date.

          If a Tax Event shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Series A Debentures in whole or in part, for cash upon the later of (i) 90 days following the occurrence of such Tax Event or (ii) March 31, 2002, at a Redemption Price equal to the principal amount of such Series A Debentures plus any accrued and unpaid interest, including Additional Interest, to the date fixed for such redemption.

         SECTION 2.5 Transfer. The Debentures may not be transferred except in compliance with the Restricted Securities Legend unless otherwise determined by the Company in accordance with applicable law.

         SECTION 2.6 Exchange of Trust Securities for Debentures.

                  (a) At any time, the Company shall have the right to dissolve the Series A Trust and cause the Series A Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Series A Trust after satisfaction of liabilities to creditors of the Series A Trust as provided by applicable law.

                  (b) If a Special Event in respect of the Series A Trust shall occur and be continuing, the Company shall give the Property Trustee notice of the same. If a Special Event in respect of the Series A Trust shall occur and be continuing, the Trust Agreement requires the Property Trustee to direct the Conversion Agent (as defined in the Trust Agreement) to exchange all outstanding Series A Trust Securities for the Series A Debentures having a principal amount equal to the aggregate liquidation amount of the Series A Trust Securities to be exchanged with accrued interest in an amount equal to any unpaid distributions (including any Additional Amounts) on the Series A Trust Securities provided that, in the case of a Tax Event that shall have occurred and be continuing, the Company shall have the right to direct the Property Trustee that less than all, or none, of the Series A Trust Securities be so exchanged (i) if and for so long as the Company shall have elected to pay any Additional Sums such that the amounts received by holders of the Series A Trust Securities that remain outstanding are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or (ii) if the Company shall instead elect to redeem the Series A Debentures, in whole or in part, in the manner set forth in Section 2.4.

         SECTION 2.7 Registration Rights. The holders of the Series A Preferred Securities, the Holders, the holders of the Guarantee and the shares of Company Common Stock issuable upon conversion of the Series A Debentures are entitled to the benefits of a Registration Rights Agreement, dated as of March 23, 1998, among the Company, the Series A Trust and the Initial Purchasers named in the Purchase Agreement (the "REGISTRATION RIGHTS AGREEMENT").


                                    ARTICLE 3
                          FORM OF A SERIES A DEBENTURE

         SECTION 3.1 Forms Generally. The Series A Debentures shall be substantially in the form set forth in this Article and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depositary or as may, consistently herewith, be determined by the officers executing such Series A Debentures, as evidenced by their execution of the Series A Debentures.

         SECTION 3.2 Form of Face of Series A Debenture.

  Series A 6 3/4% Junior Convertible Subordinated Debenture, due March 31, 2028

         No.  ________                                        $

         Pioneer-Standard Electronics, Inc., a corporation organized and existing under the laws of Ohio (the "COMPANY", which term includes any successor corporation under the Indenture (hereinafter referred to), for value received, hereby promises to pay to __________________ , or registered assigns, the principal sum of $ ______________ on March 31, 2028 and to pay interest on said principal sum from March 23, 1998 or from the most recent interest payment date (each such date, an "INTEREST PAYMENT DATE") on which interest has been paid or duly provided for, quarterly (plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment) subject to deferral as set forth herein, in arrears on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1998 at the rate of 6 3/4% per annum, until the principal hereof shall have become due and payable.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
                                           PIONEER-STANDARD ELECTRONICS, INC.

                                           By:_____________________________
                                           Name:
                                           Title:
Attest:

By:_______________________________
   Name:
   Title: [Secretary or Assistant Secretary]

         This is one of the Debentures of the series designated herein, referred to in the within mentioned Indenture.

Dated:                                      WILMINGTON TRUST COMPANY,
                                            not in its individual capacity
                                            but solely as Trustee


                                            By: ____________________________
                                                  Name:
                                                  Title:
         SECTION 3.3 Form of Reverse of Series A Debenture. This Debenture is one of a duly authorized issue of Debentures of the Company designated as its Series A 6 3/4% Junior Convertible Subordinated Debentures, due March 31, 2028 (the "DEBENTURES") limited to the aggregate principal amount of $148,200,000, issued and to be issued under a Junior Subordinated Indenture, dated as of March 23, 1998 (the "BASE INDENTURE"), supplemented by a First Supplemental Indenture, dated as of March 23, 1998 (the "FIRST SUPPLEMENTAL INDENTURE" and collectively with the Base Indenture, the "INDENTURE") between the Company and Wilmington Trust Company, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. For periods less than a full month, interest shall be computed on the actual number of elapsed days over 360 days. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of the interest on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date shall be the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "BUSINESS DAY" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The Company shall have the right at any time during the term of this Debenture, from time to time, to extend the interest payment period of such Debenture for up to 20 consecutive quarters with respect to each deferral period (each such deferral period, an "EXTENSION PERIOD"), during which periods the Company shall have the right not to make payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest and Liquidated Damages, if any, thereon to the extent permitted by applicable law); provided that during any such Extension Period, the Company will not, and will not permit any Subsidiary to (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (ii) redemptions or purchases of any rights pursuant to the Company's Shareholder Rights Agreement and the declaration of a dividend of such rights or the issuance of Company Common Stock under such agreement in the future, (iii) payments under the Guarantee and any similar guarantees issued by the Company on behalf of the holders of Preferred Securities issued by any trust or other issuer holding Debentures of any series, (iv) purchases of Company Common Stock related to the issuance of Company Common Stock under the Benefits Trust or any of the Company's benefit plans for its directors, officers or employees, (v) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock and (vi) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Series A Preferred Securities (or, if no Series A Preferred Securities are outstanding, for the date interest on the Series A Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee (or, if no Series A Preferred Securities are outstanding, the Trustee) is required to give notice to NASDAQ or other applicable self-regulatory organization or to holders of such Series A Preferred Securities (or, if no Series A Preferred Securities are outstanding, to the Holders of such Series A Debentures) of the record date, but in any event not less than one Business Day prior to such record date.

         Payment of the principal of (and premium, if any) and interest on this Debenture will be made [INSERT, IF A GLOBAL SECURITY IS ISSUED - to the Depositary Trust Company or its nominee], [INSERT, IF SECURITIES IN DEFINITIVE FORM ARE ISSUED - AT THE OFFICE OR AGENCY OF THE PAYING AGENT MAINTAINED FOR THAT PURPOSE IN THE UNITED STATES], in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts provided, however, that at the option of the Company payment of interest may be made (a) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (b) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

         The indebtedness evidenced by this Debenture is, to the extent provided in the First Supplemental Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Debt (as defined in the First Supplemental Indenture), and this Debenture is issued subject to the provisions of the First Supplemental Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the First Supplemental Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         At any time on or after March 31, 2002, the Company may, at its option, subject to the terms and conditions of Article 11 of the Base Indenture and
Section 2.4 of the First Supplemental Indenture, redeem this Debenture in whole or in part at any time or in part from time to time, at the Redemption Prices set forth in Section 2.4 of the First Supplemental Indenture.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If a Special Event shall occur and be continuing, this Debenture shall be exchangeable for Series A Preferred Securities (as defined in the First Supplemental Indenture) in accordance with Section 2.6 of the First Supplemental Indenture or, in certain circumstances, redeemable by the Company in accordance with Section 2.4 of the First Supplemental Indenture.

         At any time, the Company may distribute this Debenture to the holders of Series A Preferred Securities in accordance with Section 2.6 of the First Supplemental Indenture.

         Subject to the terms and conditions set forth in Article 4 of the First Supplemental Indenture, this Debenture is convertible, at the option of the Holder hereof, into shares of Company Common Stock.

         If an Event of Default shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debentures. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding * upon the Holder of this Debenture and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

         As provided in and subject to the provisions of the Indenture, if an Event of Default shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, if an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified amount) of and the accrued interest (including any Additional Interest) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Debentures shall remain subordinated to the extent provided in Article 5 of the First Supplemental Indenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

         The holders of the Series A Preferred Securities, the Debentures issuable in respect of the Series A Preferred Securities, the shares of Company Common Stock issuable upon conversion of the Series A Preferred Securities and the Debentures, and the Guarantee (collectively, the "REGISTRABLE SECURITIES") are entitled to the benefits of a Registration Rights Agreement, dated as of March 23, 1998, among Pioneer-Standard Financial Trust, (the "TRUST"), the Company and the Initial Purchasers named therein (the "REGISTRATION RIGHTS AGREEMENT"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the holders of Registrable Securities that (i) it will, at its cost, use its best efforts within 90 days after the date of original issuance of the Registrable Securities, to file a shelf registration statement (the "SHELF REGISTRATION STATEMENT") with the Commission with respect to the resales of the Registrable Securities, (ii) it will use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 180 days after the date of issuance of the Registrable Securities and (iii) it will use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until two years after the date of original issuance of the Preferred Securities (or such earlier date as the holders of Registrable Securities are able to sell all Registrable Securities immediately without restriction, whether pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or otherwise) (the "EFFECTIVENESS PERIOD"). The Trust and the Company will be permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events.

         If (i) on or prior to 90 days following the date of original issuance of the Registrable Securities, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 180th day following the original issuance of the Registrable Securities, such Shelf Registration Statement has not been declared effective (each such event a "REGISTRATION DEFAULT"), additional interest ("LIQUIDATED DAMAGES") will accrue on the Debentures and, accordingly, additional distributions will accrue on the Preferred Securities, from and including the day following such Registration Default until such time as such Shelf Registration Statement is filed or such Shelf Registration Statement is declared effective, as the case may be. Liquidated Damages will be paid quarterly in arrears (subject to the Company's ability to defer payment of Liquidated Damages during any Extension Period), with the first quarterly payment due on the first Interest Payment Date following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional 0.25% of the principal amount or liquidation amount, as applicable, to and including the 90th day following such Registration Default and 0.50% thereof from and after the 91st day following such Registration Default. In the event that during the Effectiveness Period the Shelf Registration Statement ceases to be effective for more than 90 days, whether or not consecutive, during any 12-month period then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional 0.50% per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until the earlier of such time as (i) the Shelf Registration Statement again becomes effective or (ii) the Effectiveness Period expires.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Securities Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Base Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Debentures are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

         The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States Federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

         THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                                 ASSIGNMENT FORM
                                 ---------------

                  TO ASSIGN THIS DEBENTURE, FILL IN THE FORM BELOW:
                  -------------------------------------------------

                  (I) OR (WE) ASSIGN AND TRANSFER THIS SECURITY TO
                  ------------------------------------------------


               (Insert assignee's social security or tax I.D. no.)







              (Print or type assignee's name, address and zip code)

and irrevocably appoint
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.


         Your Signature:

                                    (Sign exactly as your name appears on the other side of this Security)

         Date:


         Signature Guarantee:*

[Include the following if the Debenture bears a Restricted Securities Legend --

--------------------------------
* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.

In connection with any transfer of any of the Debentures evidenced by this certificate, the undersigned confirms that such Debentures are being:

         CHECK ONE BOX BELOW

         (1)      exchanged for the undersigned's own account without transfer;
                  or

         (2) transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (3) transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

         (4) transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

         (5) transferred pursuant to an effective Registration Statement under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as the Company has reasonably requested in writing and directed the Trustee to require confirmation that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                                                Signature
Signature Guarantee:**


                                                                               ]
Signature must be guaranteed                  Signature



             [TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

--------------------------------
** Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.

                  The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

                                    NOTICE: To be executed by an executive
                                            officer]

                              NOTICE OF CONVERSION

To:  Pioneer-Standard Electronics, Inc.

                  The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Stock of PIONEER-STANDARD ELECTRONICS, INC. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                  Any Holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Debenture, agrees to be bound by the terms of the Registration Rights Agreement relating to Company Common Stock issuable upon conversion of the Debenture.

Date: ____________, ____

         in whole __
                                   Portions of Debenture to be
         in part  __               converted ($50 or integral multiples
                                   thereof):  $_________________


                                   Signature (for conversion only)

                                             Please Print or Typewrite Name and
                                             Address, Including Zip Code, and
                                             Social Security or Other
                                             Identifying Number




Signature Guarantee:***
                      -------------------------


--------------------------------
*** Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.

         SECTION 3.4 Initial Issuance to Property Trustee. The Series A Debentures initially issued to the Property Trustee shall be in the form of one or more individual certificates in definitive, fully registered form without distribution coupons and shall bear the following legend (the "RESTRICTED SECURITIES LEGEND") unless the Company determines otherwise in accordance with applicable law:

         "THE SECURITIES EVIDENCED HEREBY AND THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE TRANSFEROR AND ANY PERSON ACTING ON BEHALF OF SUCH TRANSFEROR REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."


                                    ARTICLE 4
                            CONVERSION OF DEBENTURES

         SECTION 4.1 Conversion Rights. Subject to and upon compliance with the provisions of this Article, the Series A Debentures are convertible, at the option of the Holder, at any time prior to the redemption or maturity, into fully paid and nonassessable shares of Company Common Stock at an initial conversion rate of 3.1746 shares of Company Common Stock for each $50 in aggregate principal amount of Debentures (equal to a conversion price of approximately $15.75 per share of Company Common Stock), subject to adjustment as described in this Article 4 (as adjusted, the "CONVERSION PRICE"). A Holder of Debentures may convert any portion of the principal amount of the Debentures into that number of fully paid and nonassessable shares of Company Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Debentures to be converted by the Conversion Price. In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or portion so called shall expire at the close of business on the Redemption Date, unless the Company defaults in making the payment due upon redemption.

         SECTION 4.2 Conversion Procedures.

                  (a) In order to convert all or a portion of the Debentures, the Holder thereof shall deliver to the Property Trustee, as conversion agent or to such other agent appointed for such purposes (the "CONVERSION AGENT") an irrevocable Notice of Conversion setting forth the principal amount of Series A Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Company Common Stock should be issued upon conversion and, if such Series A Debentures are definitive Debentures, surrender to the Conversion Agent the Series A Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Series A Preferred Securities or Series A Common Securities may exercise its right under the Trust Agreement to convert such Series A Preferred Securities or Series A Common Securities, as the case may be, into Company Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Series A Preferred Security or Series A Common Security, as the case may be, for a portion of the Series A Debentures held by the Series A Trust (at an exchange rate of $50 principal amount of Series A Debentures for each Series A Preferred Security or Series A Common Security, as the case may be,) and (ii) to immediately convert such Series A Debentures, on behalf of such holder, into Company Common Stock pursuant to this
         Article 4 and, if such Series A Preferred Securities or Series A Common Securities, as the case may be, are in definitive form, surrendering such Series A Preferred Securities or Series A Common Securities, as the case may be, duly endorsed or assigned to the Company or in blank. So long as any Series A Preferred Securities remain outstanding, the Series A Trust shall not convert any Series A Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Series A Preferred Securities.

                  If a Notice of Conversion is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder of record on the Regular Record Date will be entitled to receive the interest paid on the subsequent Interest Payment Date on the portion of Series A Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Series A Debenture which is converted whose Stated Maturity, or interest on such Series A Debenture whose Interest Payment Date, is on or after the date of conversion of such Series A Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Series A Debentures being converted, which shall be deemed to be paid in full. Series A Debentures submitted for conversion prior to the expiration of conversion rights as provided in
         Section 4.3 shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "CONVERSION DATE") by the Conversion Agent from the Holder or from a holder of the Series A Preferred Securities or Series A Common Securities, as the case may be, effecting a conversion thereof pursuant to its conversion rights under the Trust Agreement. The Person or Persons entitled to receive Company Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Company Common Stock as of the Conversion Date and such Person or Persons will cease to be a record Holder or record Holders of the Series A Debentures on that date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder or holder, as the case may be, in the Notice of Conversion, a certificate or certificates for the number of full shares of Company Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.
                  (b) The Company's delivery upon conversion of the fixed number of shares of Company Common Stock into which the Series A Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Series A Debentures so converted and any unpaid interest (including Additional Interest and Liquidated Damages) accrued on such Series A Debentures at the time of such conversion.

                  (c) No fractional shares of Company Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Current Market Price with respect to such fractional interest on the date on which the Series A Debentures or Series A Preferred Securities or Series A Common Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Series A Debentures or the holder of the Series A Preferred Securities or Series A Common Securities so converted.

                  (d) In the event of the conversion of any Series A Debenture in part only, a new Series A Debenture or Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation of the Series A Debenture converted in part in accordance with Section 3.5 of the Indenture.

                  (e) In effecting the conversion transactions described in this Section, the Conversion Agent is acting as agent of the holders of Series A Preferred Securities or Series A Common Securities (in the exchange of Series A Preferred Securities or Series A Common Securities for Series A Debentures) and as agent of the Holders of Series A Debentures (in the conversion of Series A Debentures into Company Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Series A Debentures held by the Series A Trust from time to time for Series A Preferred Securities or Series A Common Securities in connection with the conversion of such Series A Preferred Securities or

         Series A Common Securities in accordance with this Article 4 and (ii) to convert all or a portion of the Series A Debentures into Company Common Stock and thereupon to deliver such shares of Company Common Stock in accordance with the provisions of this Article 4 and to deliver to the Series A Trust a new Series A Debenture or Debentures for any resulting unconverted principal amount.

                  (f) Except as provided in Section 3.4, all shares of Company Common Stock delivered upon any conversion of Restricted Securities shall bear a Restrictive Securities Legend substantially in the form of the legend required to be set forth on such Series A Debentures and shall be subject to the restrictions on transfer provided in such legend and in Section 3.5 of the Indenture. Neither the Trustee nor the Conversion Agent shall have any responsibility for the inclusion or content of any such Restrictive Securities Legend on such Company Common Stock; provided, however, that the Trustee or the Conversion Agent shall have provided to the Company or to the Company's transfer agent for such Company Common Stock, prior to or concurrently with a request to the Company to deliver to such Conversion Agent certificates for such Company Common Stock, written notice that the Debentures delivered for conversion are Restricted Securities.

                  (g) The Company shall at all times reserve and keep available out of its authorized and unissued Company Common Stock, solely for issuance upon the conversion of the Series A Debentures, such number of shares of Company Common Stock as shall from time to time be issuable upon the conversion of all the Series A Debentures then outstanding. Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of Series A Debentures shares of Company Common Stock reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Company Common Stock) so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Whenever the Company issues shares of Company Common Stock upon conversion of Series A Debentures, and the Company has in effect at such time a stock purchase rights agreement under which holders of Company Common Stock are issued rights ("RIGHTS") entitling the holders under certain circumstances to purchase an additional share or shares of stock, the Company will issue, together with each such share of Company Common Stock, such number of Rights (which number may be a fraction) as shall at that time be issuable with a share of Company Common Stock pursuant to such stock purchase rights agreement. Any shares of Company Common Stock issued upon conversion of the Series A Debentures shall be duly authorized, validly issued and fully paid and nonassessable. The Conversion Agent shall deliver the shares of Company Common Stock received upon conversion of the Series A Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. The Company shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of Company Common Stock (and all requirements to list Company Common Stock issuable upon conversion of Series A Debentures that are at the time applicable), in order to enable the Company to lawfully issue Company Common Stock upon conversion of the Series A Debentures and to lawfully deliver Company Common Stock to each Holder upon conversion of the Series A Debentures.

                  (h) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Company Common Stock on conversion of Series A Debentures. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Company Common Stock in a name other than that in which the Series A Debentures so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Conversion Agent the amount of any such tax, or has established to the satisfaction of the Conversion Agent that such tax has been paid.

                  (i) Nothing in this Article 4 shall limit the requirement of the Company to withhold taxes pursuant to the terms of the Series A Debentures or as set forth in this First Supplemental Indenture or the Indenture or otherwise require the Trustee or the Company to pay any amounts on account of such withholdings.

         SECTION 4.3 Expiration of Conversion Rights. The conversion rights of Holders of Series A Debentures shall expire at the close of business on the date set for redemption of the Series A Debentures or on the Stated Maturity of the Series A Debentures.

         SECTION 4.4 Conversion Price Adjustments. The conversion price shall be subject to adjustment (without duplication) from time to time as follows:

                  (a) In case the Company shall, while any of the Series A Debentures are Outstanding, (i) pay a dividend or make a distribution with respect to its Company Common Stock exclusively in shares of Company Common Stock, (ii) subdivide its outstanding shares of Company Common Stock, (iii) combine its outstanding shares of Company Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Company Common Stock any shares of capital stock of the Company, the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Series A Debentures thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Series A Debentures been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Series A Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes or series of capital stock. In the event that such dividend, distribution, subdivision, combination or issuance is not so paid or made, the Conversion Price shall again be adjusted
         to be the Conversion Price which would then be in effect if    such
         record date had not been fixed.

                  (b) In case the Company shall, while any of the Series A Debentures are Outstanding, issue rights or warrants to all holders of its Company Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Company Common Stock at a price per share less than the Current Market Price per share of Company Common Stock on such record date, the Conversion Price for the Series A Debentures shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Company Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Company Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Company Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subsection, the number of shares of Company Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Company Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                  (c) Subject to the last sentence of this subparagraph, in case the Company shall, by dividend or otherwise, distribute to all holders of its Company Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (a) of this Section 4.4), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (c) by a fraction of which the numerator shall be the Current Market Price per share of Company Common Stock on the date fixed for the payment of such distribution (the "REFERENCE DATE") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Company Common Stock and the denominator shall be such Current Market Price per share of Company Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not occurred. For purposes of this subparagraph (c), any dividend or distribution that includes shares of Company Common Stock or rights or warrants to subscribe for or purchase shares of Company Common Stock shall be deemed instead to be (i) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Company Common Stock or such rights or warrants (making any Conversion Price reduction required by this subparagraph (c)) immediately followed by (ii) a dividend or distribution of such shares of Company Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (a) or (b)), except
         (A) the Reference Date of such dividend or distribution as defined in this subparagraph shall be substituted as (y) "the record date in the case of a dividend or other distribution," and (z) "the record date for the determination of stockholders entitled to receive such rights or warrants" within the meaning of subparagraphs (a) and (b) and (B) any shares of Company Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the Conversion Price in subparagraph (a).

                  (d) In case the Company shall pay or make a dividend or other distribution on its Company Common Stock exclusively in cash (excluding
         (i) all cash dividends, if the amount thereof does not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the events referred to in subparagraphs (a),
         (b), (c), (d)
         or (e) of this Section and (ii) all cash dividends, if the annualized amount thereof per share of Company Common Stock does not exceed 12.5% of the Current Market Price per share of Company Common Stock on the trading day immediately preceding the date of declaration of such dividend), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (d) by a fraction of which the numerator shall be the Current Market Price per share of Company Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed (excluding that portion of such distribution that does not exceed 12.5% of the Current Market Price per share, determined as provided above) applicable to one share of Company Common Stock and the denominator shall be such Current Market Price per share of Company Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Company Common Stock is equal to or greater than the Current Market Price per share of Company Common Stock on the record date mentioned above (excluding that portion of such distribution that does not exceed 12.5% of the Current Market Price per share, determined as provided above), in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Series A Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each share of the Debentures immediately prior to the record date for the distribution of the cash (less that portion of such distribution that does not exceed 12.5% of the Current Market Price per share, determined as provided above). In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the conversion price which would then be in effect if such record date had not been fixed.

                  (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of Company Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Company Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price per share of Company Common Stock on the trading day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (e) by a fraction of which the numerator shall be the number of shares of Company Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time (including the Purchased Shares) (as defined below) multiplied by the Current Market Price per share of Company Common Stock on the trading day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Company Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Company Common Stock on the trading day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such tender or exchange offer is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                  (f) If the distribution date for the Rights of the Company provided in the Shareholder Rights Agreement occurs prior to the Conversion Date, and a Holder of the Series A Debentures who converts such Series A Debentures after such distribution date is not entitled to receive the Rights that would otherwise be attached (but for the date of conversion) to the shares of Company Common Stock received upon such conversion, then an adjustment shall be made to the Conversion Price pursuant to Section 4.4(b) as if the Rights were being distributed to holders of Company Common Stock immediately prior to such conversion. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

                  (g) The Company shall have the right to reduce from time to time the Conversion Price by any amount selected by the Company for any period of at least 30 days, provided, that Company shall give at least 15 days' written notice of such reduction to the Trustee and the Property Trustee. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above in
         Section 4.4(a), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Company Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States Federal income tax purposes.

                  (h) Notwithstanding anything to the contrary in this Section 4.4, no adjustment of the Conversion Price will be made upon the issuance of any shares of Company Common Stock (or securities convertible or exchangeable for Company Common Stock), except as specifically provided in this Article 4, including pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Company Common Stock under any such plan, or the issuance of any shares of Company Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Company Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Company Common Stock at less than the Current Market Price. Further, such issuances shall not be deemed to constitute an issuance of Company Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. No adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in a subsequent adjustment.

                  (i) If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of the Series A Debentures.

         SECTION 4.5 Fundamental Change.

                  (a) In the event that the Company is a party to any transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Company Common Stock), consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Company Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Company Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "TRANSACTION"), in each case, as a result of which shares of Company Common Stock shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (and subject to funds being legally available for such purpose under applicable law and the time of such conversion), securities, cash or other property, each Series A Debenture shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change, amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Company

         Common Stock into which a Series A Debenture was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Series A Debenture shall thereafter be convertible (in the manner described herein) into common stock of the kind received by holders of Company Common Stock (but in each case after giving effect to any adjustment discussed in paragraphs (b) and (c) relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Series A Debentures or Series A Preferred Securities will have no voting rights with respect to any Transaction.
                  (b) If any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described in paragraph (c) below. In addition, in the event of a Common Stock Fundamental Change, each Series A Debenture shall be convertible solely into common stock of the kind received by holders of Company Common Stock as a result of such Common Stock Fundamental Change.

                  (c) The Conversion Price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

                           (i) in the case of a Non-Stock Fundamental Change,
                  the Conversion Price of the Series A Debentures will thereupon become the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price or the then applicable Reference Market Price by a fraction of which the numerator will be $50 and the denominator will be
                  (x) the amount of the Redemption Price for one Series A Debenture if the Redemption Date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Series A Debentures and through March 31, 1999, and the twelve-month periods commencing March 31, 1999, and March 31, 2000 and March 31, 2001, the product of 106.750%, 106.075%, 105.400% and
                  104.725%, respectively, multiplied by $50) plus (y) any then-accrued and unpaid interest on one Series A Debenture; and

                           (ii) in the case of a Common Stock Fundamental
                  Change, the Conversion Price of the Series A Debentures in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, will thereupon be adjusted by multiplying such

                  Conversion Price by a fraction of which the numerator will be the Purchaser Stock Price and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Company Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all Company Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the Conversion Price of the Series A Debentures in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Company Common Stock as a result of such Common Stock Fundamental Change.

         SECTION 4.6 Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

                  (a) the Company shall compute the adjusted conversion price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee, the Conversion Agent and the transfer agent for the Series A Preferred Securities and the Series A Debentures; and

                  (b) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Series A Preferred Securities and Series A Debentures at their last addresses as they appear upon the stock transfer books of the Company and the Series A Trust and the Securities Registrar.

         SECTION 4.7  Prior Notice of Certain Events.  In case:

                  (a) the Company shall (i) declare any dividend (or any other distribution) on its Company Common Stock, other than (A) a dividend payable in shares of Company Common Stock or (B) a dividend payable in cash that would not require an adjustment pursuant to Section 4.4(c) or
         (d) or (ii) authorize a tender or exchange offer that would require an adjustment pursuant to Section 4.4(e);

                  (b) the Company shall authorize the granting to all holders of Company Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

                  (c) of any reclassification of Company Common Stock (other than a subdivision or combination of the outstanding Company Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby Company Common Stock is converted into other securities, cash or other property; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (A) if any Series A Preferred Securities are outstanding under the Trust Agreement, cause to be filed with the transfer agent for the Series A Preferred Securities, and shall cause to be mailed to the holders of record of the Series A Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Series A Trust or (B) shall cause to be mailed to all Holders of Series A Debentures at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Company Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Company Common Stock of record shall be entitled to exchange their shares of Company Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

         SECTION 4.8 Certain Additional Rights. In case the Company shall, by dividend or otherwise, declare or make a distribution on its Company Common Stock referred to in Section 4.4(c) or 4.4(d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 4.4(c)), the Holders of the Series A Debentures, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Company Common Stock into which the Series A Debentures are converted, the portion of the shares of Company Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Company Common Stock;

provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders of Series A Debentures so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). If any conversion of Series A Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Company Common Stock which the Holder of Series A Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Company Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which Company Common Stock is then traded and (ii) requires payment or delivery of such shares of Company Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Company Common Stock receiving such distribution.

         SECTION 4.9 Restrictions on Company Common Stock Issuable Upon Conversion.

                  (a) Shares of Company Common Stock to be issued upon conversion of a Series A Debenture in respect of Restricted Preferred Securities of the Series A Trust shall bear such restrictive legends as the Company may provide in accordance with applicable law.

                  (b) If shares of Company Common Stock to be issued upon conversion of a Series A Debenture in respect of Restricted Preferred Securities of the Series A Trust are to be registered in a name other than that of the Holder of such Preferred Security, then the Person in whose name such shares of Company Common Stock are to be registered must deliver to the Conversion Agent a certificate satisfactory to the Company and signed by such Person, as to compliance with the restrictions on transfer applicable to such Preferred Security. Neither the Trustee nor any Conversion Agent or Registrar shall be required to register in a name other than that of the Holder shares of Company Common Stock issued upon conversion of any such Series A Debenture in respect of such Series A Preferred Securities not so accompanied by a properly completed certificate.

         SECTION 4.10 Trustee Not Responsible for Determining Conversion Price or Adjustments.

         Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Series A Debenture or to any holder of a Series A Preferred Security to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Company Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Series A Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Company Common Stock or stock certificates or other securities or property upon the surrender of any Series A Debenture for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in
Article 10 of the Indenture or this Article 4.


                                    ARTICLE 5
                           SUBORDINATION OF DEBENTURES

         SECTION 5.1 Debentures Subordinate to Senior Debt. The Company covenants and agrees, and each Holder of a Series A Debenture, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Series A Debentures are hereby expressly made junior and subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt. Notwithstanding the foregoing, any and all amounts payable to the Trustee pursuant to Section
6.7 of the Indenture are not subject to the provisions of Article 5.

         SECTION 5.2 Payment Over of Proceeds Upon Dissolution, Etc. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with any insolvency or bankruptcy proceeding of the Company (each such event, if any, herein sometimes referred to as a "PROCEEDING"), then the holders of Senior Debt shall be entitled to receive payment in full of principal of (and premium, if any) and interest (including interest after the commencement of any such Proceeding at the rate specified in the applicable Senior Debt), if any, on such Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Series A Debentures are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company (including the Series A Debentures) subordinated to the payment of the Series A Debentures, but not including any payments that are made from funds on deposit pursuant to Section 4.1(a)(ii)(B) of the Indenture or funds on deposit for the redemption of Series A Debentures for which notice of redemption has been given and the applicable Redemption Date has passed, such payment or distribution being hereinafter referred to as a "JUNIOR SUBORDINATED PAYMENT"), in respect of principal of (or premium, if any) or interest (including any Additional Interest, if any) on the Series A Debentures or on account of the purchase or other acquisition of Series A Debentures by the Company or any Subsidiary and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof any payment or distribution of any kind of character, whether in cash, property or Series A Debentures, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Series A Debentures in any such Proceeding.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Series A Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         For the purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include shares of stock of the Company, as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Series A Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article 8 of the Indenture shall not be deemed a Proceeding for the purposes of this Section, if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article 8 of the Indenture.

         SECTION 5.3 Prior Payment to Senior Debt upon Acceleration of Debentures. In the event that the Series A Debentures are declared due and payable before their

Stated Maturity, then and in such event the holders of the Senior Debt outstanding at the time the Series A Debentures so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Debt (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Series A Debentures are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Company on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Series A Debentures or on account of the purchase or other acquisition of Series A Debentures by the Company or any Subsidiary.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of the Series A Debentures prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known, as set forth in
Section 5.10, to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any payment with respect to which Section 5.2 would be applicable.

         SECTION 5.4  No Payment When Senior Debt in Default.

                  (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event or default, then no payment or distribution of any kind or character, whether in cash, properties or Series A Debentures (including any Junior Subordinated Payment) shall be made by the Company on account of principal of (or premium, if any) or interest (including any Additional Interest), if any, on the Series A Debentures or on account of the purchase or other acquisition of Series A Debentures by the Company or any Subsidiary other than payments made from funds on deposit pursuant to Section 4.1(a)(ii)(B) of the Indenture or from funds on deposit for the redemption of Series A Debentures for which notice of redemption has been given and the Redemption Date has passed.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Series A Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known as set forth in
Section 5.10, to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any payment with respect to which Section 5.2 would be applicable.

         SECTION 5.5 Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this First Supplemental Indenture, the Indenture or in any of the Series A Debentures shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 5.2 or under the conditions described in Sections 5.3 and 5.4, from making payments at any time of principal of (or premium, if any) or interest on the Series A Debentures, or
(b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Series A Debentures or the retention of such payment by the Holders, if, at the time of such application by the Trustee, a Responsible Officer of the Trustee did not have actual knowledge that such payment would have been prohibited by the provisions of this Article.

         SECTION 5.6 Subrogation to Rights of Holders of Senior Debt. Subject to the payment in full of all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Series A Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Series A Debentures are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Series A Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Series A Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Series A Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Series A Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

         SECTION 5.7 Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Series A Debentures on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this First Supplemental Indenture, the Indenture or in the Series A Debentures is intended to or shall (a) impair, as between the Company and the Holders of the Series A Debentures, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Series A Debentures the principal of (and premium, if any) and interest (including any Additional Interest) on the Series A Debentures as and when the same shall become due and payable in accordance with their terms, or (b) affect the relative rights against the Company of the Holders of the Series A Debentures and creditors of the Company other than their rights in relation to the holders of Senior Debt, or (c) prevent the Trustee or the Holder of any Series A Debenture from exercising all remedies otherwise permitted by applicable law upon default under this First Supplemental Indenture or the Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
         SECTION 5.8 Trustee to Effectuate Subordination. Each Holder of a Series A Debenture by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

         SECTION 5.9 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

         SECTION 5.10 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Series A Debentures. Notwithstanding the provisions of this Article or any other provision of this First Supplemental Indenture or the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Series A Debentures, unless and until the Trustee shall have received written notice thereof from the Company or a Person representing itself as a holder of Senior Debt or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true).

         SECTION 5.11 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Article 6 of the Indenture, and the Holders of the Series A Debentures shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which a Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Series A Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 5.12 Trustee Not Fiduciary for Holders of Senior Debt. With respect to the holders of the Senior Debt of the Company, the Trustee undertakes to perform or observe only such of its obligations and covenants as are set forth in this Article 5, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this First Supplemental Indenture against Bank and/or the Trustee. Bank and/or the Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Debt and, subject to the provisions of Section 6.3 of the Indenture, neither the Trustee (nor Bank) shall be liable to the holder of any Senior Debt if it shall pay over or deliver to Holders, the Company, or any other Person, money or assets to which any holder of such Senior Debt shall be entitled to by virtue of this Article or otherwise.

         SECTION 5.13 Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and, subject to the requirements of the Trust Indenture Act, nothing in this First Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

         SECTION 5.14 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intent and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

         SECTION 5.15 Certain Conversions or Exchanges Deemed Payment. With respect to the Series A Debentures, for the purpose of this Article only, (a) the issuance and delivery of junior securities upon conversion or exchange of Series A Debentures shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Series A Debentures or on account of the purchase or other acquisition of Series A Debentures, and (b) the payment, issuance or delivery of cash (including any payments for fractional shares), property or securities (other than junior securities) upon conversion or exchange of a Series A Debenture shall be deemed to constitute payment on account of the principal of such security. For the purpose of this Section, the term "JUNIOR SECURITIES" means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Series A Debentures are so subordinated as provided in this Article.


                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

         SECTION 6.1 Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 6.2 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                   PIONEER-STANDARD ELECTRONICS, INC.

                                   By: /s/ John V. Goodger
                                      -----------------------------------------
                                   Title: Vice President, Treasurer
                                         --------------------------------------
                                          and Assistant Secretary
                                         --------------------------------------


                                   WILMINGTON TRUST COMPANY,
                                   not in its individual capacity
                                   but solely as Trustee

                                   By: /s/ Donald G. MacKelcan
                                      -----------------------------------------
                                   Title: Assistant Vice President
                                         --------------------------------------